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                                                                    EXHIBIT (10)


                                   AGREEMENT


     AGREEMENT, dated as of September 1, 1995, by and between FIRST UNION CORPORATION, a North Carolina corporation (hereinafter referred to as "Employer") and JOHN R. GEORGIUS, an individual (hereinafter referred to as "Employee").


     IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:


1. EMPLOYMENT.


     (a) Employer hereby agrees to employ Employee, and Employee agrees to serve as an employee of Employer and as an employee of one or more of its subsidiaries, during the Period of Employment, as defined in Section 2, in such executive capacity as is set forth herein. During the Period of Employment, Employee also agrees to serve as a Director on the Board of Directors of Employer, as well as a member of any committee of the Board of Directors of the Employer to which Employee may be elected or appointed. Effective as of the date hereof, Employee shall serve as Vice Chairman of the Board of Directors and a member of the office of the Chairman of Employer.


     (b) If at any time during the Period of Employment, without Employee's consent, Employee is not elected or re-elected to the offices specified in paragraph (a) of this Section, or Employee is removed from such offices, or if at any time during the Period of Employment, Employee shall fail to be vested with the power and authority of such offices or Employee shall lose any significant duties or responsibilities attending such offices, Employee shall have the right by written notice to Employer to terminate his services hereunder, effective as of the last day of the month of receipt of such notice, in which event the Period of Employment, as hereinafter defined, shall so terminate on such last day of the month; such termination under such circumstances shall be deemed to be pursuant to paragraph (a) of Section 6 hereof as a termination by Employer other than for Cause with all of the consequences which flow from such termination.


2. PERIOD OF EMPLOYMENT.


     The "Period of Employment" shall be the period commencing September 1, 1995 and ending on December 31, 1998 and the period of any extensions thereof in accordance with the further provisions of this Section. The Period of Employment shall be extended automatically without further action by either party as of January 1, 1997 and each succeeding January 1, for the one-year period beginning on January 1, 1999 and each succeeding January 1 thereafter, unless either party shall have served written notice in accordance with the provisions of Section 9 hereof upon the other party prior to December 31 of any year during the Period of Employment, as the case may be, of its or his intention that the Period of Employment under this Agreement shall terminate ten days after such notice is served.


3. DUTIES DURING THE PERIOD OF EMPLOYMENT.


     Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment; provided, however, that Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of other organizations, and similar type activities to the extent that such other activities do not prohibit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries.


4. CURRENT CASH COMPENSATION.


  (A) BASE ANNUAL SALARY.


     Employer will pay to Employee during the Period of Employment a base annual salary payable in substantially equal semi-monthly installments, at an annual rate at least equal to the aggregate annual base salary payable to Employee by Employer and any of its affiliated or subsidiary companies as of September 1, 1995, during each calendar year, or portion thereof, of the Period of Employment; provided, however, it is agreed between the parties that the Employer shall review annually, and in light of such review may, in the discretion of the Board of Directors of Employer and in accordance with Employer's compensation procedures and guidelines, increase such base annual salary taking into account Employee's then responsibilities, increase in the cost of living, increases in compensation of other executives of Employer and its subsidiaries, increases in salaries of executives of other corporations, performance by Employee and Employer, or other pertinent factors.


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  (B) INCENTIVE COMPENSATION.


     During the Period of Employment, Employer, in its sole discretion, will award Employee annual incentive compensation based on his performance and other factors; provided, however, that while not being legally required to pay any incentive compensation Employer agrees to take into account, in determining the amount of any such annual incentive compensation, the factors described in paragraph (a) of this Section. A cash award made to Employee under Employer's Long and Short-Term Management Incentive Plans shall be considered to be incentive compensation for purposes of this paragraph.


5. OTHER EMPLOYEE BENEFITS.


  (A) VACATION AND SICK LEAVE.


     Employee shall be entitled to reasonable paid annual vacation periods and to reasonable sick leave.


  (B) REGULAR REIMBURSED BUSINESS EXPENSES.


     Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of his duties during the Period of Employment and such other facilities or services as Employer and Employee may, from time to time, agree are reimbursable.


  (C) EMPLOYEE'S BENEFIT PLANS OR ARRANGEMENTS.


     In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefit plans of Employer, as in effect on September 1, 1995 or as they may be modified or added to by the Employer from time to time, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.


  (D) EMPLOYER'S EXECUTIVE COMPENSATION PLANS.


     In addition to the cash compensation provided for in Section 4 hereof and the employee benefits of Employer provided for in paragraph (c) of this Section, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all executive compensation plans of Employer, as in effect on September 1, 1995 or as they may be modified or added to by the Employer from time to time, including, without limitation, management incentive plans, deferred compensation plans, supplemental retirement plans and stock option plans.


  (E) PERMANENT DISABILITY.


     If, during the Period of Employment, Employee shall become permanently disabled, Employer shall pay Employee (I) that amount payable to Employee under any long-term disability plan and supplements thereto maintained by Employer providing for disability benefits, and (ii) an annual amount equal to 15% of the average of Employee's base annual salary (pursuant to paragraph (a) of Section
4) and incentive compensation (pursuant to paragraph (b) of Section 4) during the three calendar years immediately preceding the date Employee becomes disabled. Amounts payable to Employee pursuant to this paragraph shall be paid in substantially equal monthly installments.


     For the purposes of this paragraph (e) and this Agreement, "permanently disabled" shall have the same meaning, be adjudicated, and impact or affect other Employer benefit plans as provided in such long-term disability plan maintained by Employer which provides disability benefits to employees.


6. TERMINATION.


  (A) TERMINATION BY EMPLOYER OTHER THAN FOR CAUSE; CERTAIN VOLUNTARY
TERMINATION.


     If Employer should terminate the Period of Employment for other than Cause, as herein defined, or if Employee should voluntarily terminate the Period of Employment pursuant to paragraph (b) of Section 1, Employer shall forthwith pay to Employee an amount equal to the sum of (a) the result of multiplying (I) the base annual salary payable to Employee pursuant to paragraph (a) of Section 4 as of the date of termination of the Period of Employment by (ii) the number of years (and fractions thereof) then remaining in the Period of Employment and (b) the result of multiplying (I) the average of the cash incentive compensation payable to Employee pursuant to paragraph (b) of Section 4 or otherwise during the three calendar years immediately preceding the date of termination of the Period of Employment by (ii) the numbers of years (and fractions thereof) then remaining in the Period of Employment.


                                       2


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     "Cause" shall mean willful misconduct in following the legitimate directions of the Board of Directors of Employer; conviction of a felony or conviction for dishonesty; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from the Board of Directors followed by a repetition of such excessive absenteeism; or continuous conflicts of interest after notice in writing from the Board of Directors.


  (B) TERMINATION BY EMPLOYER FOR CAUSE.


     If Employer should terminate the Period of Employment for Cause, as herein defined, Employee will be entitled to be paid the base annual salary otherwise payable to Employee under paragraph (a) of Section 4 through the end of the month in which the Period of Employment is terminated.


  (C) TERMINATION BY EMPLOYEE.


     If during the Period of Employment, Employee shall terminate his employment other than in accordance with Paragraph (b) of Section 1, he will be entitled to be paid 66 2/3% the base annual salary otherwise payable to Employee under paragraph (a) of Section 4 for a period of one year following the termination of the Period of Employment. Such payments shall cease if Employee engages in competition with Employer as specified in paragraph (a) of Section 7, whether or not with the written consent of the Board of Directors of Employer.


7. NON-COMPETITION AND NON-DISCLOSURE.


     (a) Without the consent in writing of the Board of Directors of Employer, upon termination of the Period of Employment for any reason whatsoever, Employee will not, for a period of one year thereafter, become an officer, employee, agent, partner, director or substantial stockholder of any commercial bank, savings bank or savings and loan association or holding company thereof operating a bank or savings and loan association in any of the states or commonwealths of Alabama, Connecticut, Delaware, Florida, Georgia, Louisiana, Maryland, Mississippi, New Jersey, New York, North Carolina, Pennsylviania, South Carolina, Tennessee or Virginia.


     (b) Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential information or proprietary data of Employer and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.


8. GOVERNING LAW.


     This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of North Carolina. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.


9. NOTICES.


     All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Employer's case, to its Secretary) or twenty-four (24) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mail, a party may give notice by telegram or telex.


10. MISCELLANEOUS.


     This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and its subsidiaries and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of Employer and its successors.


                                       3


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11. GROSS UP PAYMENT.


     (a) In the event that any payments under this Agreement, in combination with payments from any other plans or arrangements maintained by Employer, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code (the "Code"), and as such are subject to excise tax under Section 4999 of the Code, Employer shall pay to Employee an additional amount (the "Gross Up Payment"). The Gross Up Payment shall be equal to the amount needed to ensure that the net payments retained by Employee equal the payments due under this Agreement before taking into account any Gross Up Payment. The net payments retained by Employee shall be equal to the total payments made under this Agreement reduced by the amount of any excise tax under Section 4999 of the Code and any federal, state and local income tax on the Gross Up Payment. An example of the foregoing is set forth on Exhibit A attached hereto.


     (b) For purposes of determining whether any of the payments under this Agreement will be subject to the excise tax and the amount of such excise tax,
(I) any other payments or benefits received or to be received by Employee in connection with a change in control of Employer or the termination of employment of Employee (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Employer, any person whose actions result in a change of control of Employer or any person affiliated with Employer or such person) (which, together with the payments under this Agreement, shall constitute the "Total Payments") shall be treated as "parachute payments" under
Section 280(b)(2) of the Code, and all excess parachute payments shall be treated as subject to the excise tax, unless in the opinion of tax counsel selected by Employer's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered under Section 280G(b)(4) of the Code in excess of the "base amount" under Section 280G(b)(3) of the Code or are otherwise not subject to the excise tax, (ii) the amount of the Total Payments which shall be treated as subject to the excise tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments (after applying clause (I), above), and (iii) the value of any non-cash benefit or any deferred payment or benefit shall be determined by Employer's independent auditors in accordance with the principles of Section 280(G)(d)(3) and (4) of the Code.


     (c) For purposes of determining the amount of the Gross Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross Up Payment is to be made. Employee shall also be deemed to pay state and local income taxes at the highest marginal rate of taxation imposed by Employee's state of residence (or by any other state which may impose taxes on such payments) for the calendar year in which the Gross Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local income taxes. In computing the highest marginal rate of federal income taxation, adjustments shall be made to the highest marginal rate of tax imposed by Section 1 of the Code to account for the effect of Section 68 of the Code. The marginal rate of federal income taxation shall also be adjusted to account for Employee's portion of any FICA taxes imposed on any Gross Up Payment by Section 3101 of the Code.


     (d) In the event that the excise tax to be paid as a result of payments pursuant to this Agreement is subsequently determined to be less than the amount taken into account at the time the Gross Up Payment is made, Employee shall repay Employer at the time that the amount of such reduction in excise tax is finally determined, the portion of the Gross Up Payment attributable to such reduction, plus interest on the amount of such repayment at the applicable federal rate under Section 1274 of the Code from the date of payment of the Gross Up Payment to the date of repayment. The amount of reduction of the Gross Up Payment shall take into account any subsequent reduction in excise taxes resulting from this payment.


     (e) In the event that the excise tax is determined to exceed the amount taken into account hereunder at the time the Gross Up Payment is made, Employer shall make an additional Gross Up Payment in respect of such excess, plus interest on such additional Gross Up Payment at the applicable federal rate under Section 1274 of the Code from the date of the Gross Up Payment to the date of payment of the additional Gross Up Payment, at the time such additional excise tax is finally determined. The amount of the additional Gross Up Payment shall take into account any increase in excise taxes resulting from this payment.


     (f) The Gross Up Payment provided above shall be paid not later than the thirtieth (30th) day following payment of any amounts pursuant to this Agreement.


     (g) As a condition to making the payment set forth above, Employer shall have the right to challenge, on Employee's behalf, any excise tax assessment relating to payments made pursuant to this Agreement. All expenses incurred as a result of any challenge initiated by Employer shall be born by Employer.


                                       4


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Agreement, under seal, as of the day and year first above indicated.


                                                                FIRST UNION CORPORATION
Attest:
/s/                 MARION A. COWELL, JR.                       By: /s/              EDWARD E. CRUTCHFIELD
Title:                       Secretary                          Title:                   Chairman & CEO





(Corporate Seal)


                                                                /s/                 JOHN R. GEORGIUS                 (L.S.)
                                                                                       JOHN R. GEORGIUS





                                       5


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                                                                       EXHIBIT A


                             ANALYSIS OF AGREEMENT
                                JOHN R. GEORGIUS


ANALYSIS OF SECTION 11(A)


FOR PURPOSES OF THIS ANALYSIS ASSUME THE FOLLOWING:


SEVERANCE PAYMENT PER CONTRACT............................................   $5,439,871
EXCISE TAX DUE BEFORE CONSIDERING GROSS UP PAYMENT........................                 $1,217,888
GROSS UP PAYMENT DUE......................................................                 $3,671,545
EXCISE TAX DUE AFTER CONSIDERING GROSS UP PAYMENT.........................                 $1,952,197
EFFECTIVE FEDERAL, STATE, FICA TAX RATE...................................                     46.83%





     SECTION 11(A) STATES THAT THE GROSS UP PAYMENT SHALL BE EQUAL TO AMOUNT NEEDED TO ENSURE THAT NET PAYMENTS RETAINED BY EMPLOYEE EQUAL TOTAL PAYMENTS DUE UNDER THIS AGREEMENT BEFORE TAKING INTO ACCOUNT ANY GROSS UP PAYMENT. NET PAYMENTS RETAINED BY EMPLOYEE EQUAL TOTAL PAYMENTS UNDER THE AGREEMENT REDUCED BY EXCISE TAXES AND INCOME/FICA TAX ON THE GROSS UP PAYMENT.


TOTAL PAYMENTS DUE UNDER THE CONTRACT BEFORE GROSS UP PAYMENT....................................   $5,439,871
TOTAL PAYMENTS UNDER THE AGREEMENT (INCLUDING GROSS UP PAYMENT)..................................                 $ 9,111,416
LESS: EXCISE TAXES UNDER SECTION 4999............................................................                 $(1,952,197)
LESS: INCOME TAXES ON GROSS UP ($3,671,545 * 46.83%).............................................                 $(1,719,384)
NET PAYMENTS RETAINED BY EMPLOYEE................................................................                 $ 5,439,834
DIFFERENCE DUE TO ROUNDING.......................................................................                 $     36.72





     NOTE: THE ABOVE AMOUNTS ARE USED FOR DEMONSTRATION PURPOSES ONLY. THE AMOUNT OF ACTUAL CONTRACT PAYMENTS, EXCISE TAXES DUE, AND EFFECTIVE TAX RATES ARE BASED ON FACTS AND CIRCUMSTANCES WHICH EXIST AT THE TIME OF ANY CHANGE OF CONTROL.


                                       6